PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR ITS
YEAR AND FOURTH QUARTER ENDED DECEMBER 31, 2013

Fort Lauderdale, Florida
March 3, 2014

FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE:CKH) today announced its results for its year and fourth quarter ended December 31, 2013.
Highlights

•
For the year ended December 31, 2013, net income attributable to SEACOR Holdings Inc. from continuing operations was $47.2 million, or $2.32 per diluted share, compared with $25.3 million, or $1.22 per diluted share, from continuing operations in the preceding year.

•
For the quarter ended December 31, 2013, net income attributable to SEACOR Holdings Inc. from continuing operations was $8.4 million, or $0.41 per diluted share, compared with $30.3 million, or $1.36 per diluted share, from continuing operations in the preceding quarter ended September 30, 2013. Fourth quarter results included a reduction in gains on equipment sales, costs and lost revenues associated with the drydocking of one of the Company's tankers, a seasonal reduction in liftboat fleet activities and equity losses relating to the structural failure of an Argentinian terminal facility. These reductions were partially offset by higher barge pool activity levels arising from the seasonal harvest. A detailed discussion of results by business segment is included below.

•
The Company made a determination to provide for income taxes relating to the spin-off of Era Group Inc. effective as of January 31, 2013, the date of the spin-off. This provision resulted in an increase in the net loss from discontinued operations for the first quarter of 2013 of $10.1 million and will result in the restatement of the Company’s Quarterly Reports on Form 10-Q for the first three fiscal quarters of 2013 to reflect the impact of the tax accrual on its quarterly and year-to-date earnings and balance sheet.

•	During the fourth quarter, the Company issued $230.0 million of its 3.0% Convertible Senior Notes due November 15, 2028.

•
As of December 31, 2013, the Company's unfunded capital commitments were $547.0 million. Subsequent to December 31, 2013, the Company committed to purchase additional equipment for a total of $94.1 million.

•	As of December 31, 2013, the Company’s total outstanding long-term debt was $879.4 million.

•	As of December 31, 2013, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and Title XI reserve funds totaling $825.6 million.
Offshore Marine Services - Operating revenues for the fourth quarter were $148.4 million compared with $156.2 million in the preceding quarter. Income from operations for the fourth quarter was $18.8 million compared with $45.8 million in the preceding quarter, including gains on asset dispositions of $3.1 million in the fourth quarter and $15.3 million in the preceding quarter.
In the U.S. Gulf of Mexico, operating revenues were $6.1 million lower in the fourth quarter. Time charter revenues for the Company’s liftboat fleet were $5.7 million lower primarily due to seasonal drydocking activity and a reduction of 163 available days following the disposal of two liftboats during the preceding quarter. In keeping with past practice, the Company normally plans for the drydocking of liftboats during the winter months as the demand for the liftboat fleet is typically stronger in the summer months. Time charter revenues for the Company’s anchor handling towing supply vessels were $2.9 million lower due to weaker market conditions. Time charter revenues for other vessel classes were $2.9 million higher primarily due to a reduction in drydocking days and the repositioning of a vessel into the region. Utilization was 77.9% compared with 75.9% in the preceding quarter and average day rates decreased from $19,060 per day to $18,224 per day. As of December 31, 2013, the Company had no vessels cold-stacked in the U.S. Gulf of Mexico.
In International regions, operating revenues were $1.7 million lower in the fourth quarter. In West Africa, time charter revenues were $2.3 million lower primarily due to an increase in out-of-service time for drydocking. In Europe, time charter revenues were $1.3 million higher primarily due to an increase in average day rates attributable to several contractual price escalators and a reduction in drydocking days. Excluding wind farm utility vessels, utilization was 85.1% compared with 88.7% in the preceding quarter and average day rates increased from $13,211 per day to $13,250 per day.
Operating expenses were $4.2 million higher in the fourth quarter. Repair and maintenance expenses were $1.6 million higher primarily due to increased expenditure in the U.S. Gulf of Mexico associated with the maintenance of the liftboat fleet. Drydocking expenses were $2.9 million higher primarily due to an increase in drydocking activity in the U.S. Gulf of Mexico and West Africa. Leased-in equipment expense was $2.0 million higher primarily due to higher bareboat charter-in costs in the Middle East. Personnel costs were $2.2 million lower primarily due to the recognition of a $2.7 million charge during the preceding quarter for the Company’s share of a funding deficit arising from the March 2012 actuarial valuation of the United Kingdom Merchant Navy Officers’ Pension Fund.
Administrative and general expenses were $3.0 million higher in the fourth quarter primarily due to an increase in management bonus awards and higher legal and professional fees.
In the fourth quarter, the total number of days available for charter for the Company's fleet, excluding wind farm utility vessels, decreased by 318 days, or 3%, primarily due to net fleet dispositions. Overall utilization, excluding wind farm utility vessels, decreased from 83.0% to 82.0%. Overall average day rates, excluding wind farm utility vessels, decreased by 2% from $15,677 per day to $15,355 per day. Time charter operating data by vessel class is presented in a table included herein.
During the fourth quarter, the Company sold five offshore support vessels and other equipment for net proceeds of $56.7 million and gains of $14.8 million, of which $3.1 million was recognized and $11.7 million was deferred. During the preceding quarter, the Company sold six offshore support vessels and other equipment for net proceeds of $42.2 million and gains of $15.3 million, all of which was recognized currently.
Equity in earnings of 50% or less owned companies, net of tax, were $1.5 million higher in the fourth quarter primarily due to improved earnings in the Company’s Sea-Cat Crewzer joint ventures.
Inland River Services - Income from operations was $12.3 million on operating revenues of $65.4 million in the fourth quarter compared with operating income of $4.8 million on operating revenues of $52.7 million in the preceding quarter. Operating results from the dry cargo barge pool were $9.9 million higher primarily due to higher activity levels as a result of the seasonal harvest in the fourth quarter. The increase was partially offset by a $1.2 million reduction in operating results in the liquid unit tow and 10,000 barrel tank barge operations primarily due to out-of-service time and costs associated with regulatory inspections for liquid tank barges. Operating results from terminal operations were $0.8 million lower primarily due to lower throughput at Gateway Terminals.
Equity in earnings (losses) of 50% or less owned companies were lower in the fourth quarter primarily due to $4.4 million of losses relating to the structural failure of a terminal facility at the Port of Ibicuy, Argentina.
Shipping Services - Income from operations was $5.2 million on operating revenues of $51.4 million in the fourth quarter compared with operating income of $10.1 million on operating revenues of $48.2 million in the preceding quarter. Operating results for tanker operations were $6.4 million lower primarily due to lower operating revenues of $1.3 million for 26 out-of-service days and higher operating expenses of $4.8 million for drydocking. The Company has not scheduled any product tanker drydockings in 2014. Operating results for harbor towing and bunkering included an increase in harbor tug traffic of $1.8 million and lower drydocking expenses of $1.0 million, offset by reduced gains on asset dispositions of $3.1 million. Operating results for liner and short sea transportation were $1.3 million higher primarily due to a seasonal increase in cargo shipping demand.
Equity in earnings (losses) of 50% or less owned companies, net of tax, were $1.8 million higher in the fourth quarter primarily due to a $1.1 million gain, net of tax, on the accretion of the Company's investment in its Very Large Gas Carrier joint venture as a result of a secondary private placement equity offering.
Illinois Corn Processing - ICP reported a segment profit of $2.5 million on operating revenues of $46.9 million in the fourth quarter compared with a segment loss of $0.6 million on operating revenues of $52.6 million in the preceding quarter. The improvement in segment profit was primarily due to significantly higher fuel ethanol margins and increased sales of high quality alcohol.
Corporate and Eliminations - Administrative and general expenses were $3.5 million higher in the fourth quarter compared with the preceding quarter primarily due to higher management bonus accruals.
Marketable security gains (losses), net - Marketable security losses, net of $3.6 million during the fourth quarter consist of unrealized losses on the Company's long and short marketable security positions.
Capital Commitments - As of December 31, 2013, the Company's unfunded capital commitments were $547.0 million and included: 16 offshore support vessels for $112.7 million; 80 inland river dry cargo barges for $40.2 million; six inland river tank barges for $4.7 million; five inland river towboats for $4.7 million; three U.S.-flag product tankers for $374.1 million and other equipment and improvements for $10.6 million. Of these commitments, $304.9 million is payable during 2014, $232.8 million is payable during 2015-2016, and $9.3 million is payable during 2017. Subsequent to December 31, 2013, the Company committed to purchase one U.S.-flag articulated tug-barge and additional equipment for a total of $94.1 million. Expected delivery by vessel class is presented in a table included herein.
Restatement - As noted above, the Company made a determination to provide for income taxes of $10.1 million relating to the spin-off of Era Group Inc. effective as of January 31, 2013, the date of the spin-off. The Company has restated its results from discontinued operations for the quarter ended March 31, 2013 in the table included in this press release and the Company will file amended versions of its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters of 2013 to restate its financial results for those periods, together with an explanation of the restatements, as soon as reasonably practicable.
For the quarter ended March 31, 2013, SEACOR Holdings Inc. now reports a net loss of $21.0 million, or $1.06 per diluted share, compared with a previously reported net loss of $10.9 million, or $0.55 per diluted share, and now reports a net loss from discontinued operations of $10.2 million, or $0.51 per diluted share, compared with a previously reported net loss from discontinued operations of $0.1 million. Net loss from continuing operations of $10.8 million, or $0.55 per diluted share, remains as previously reported.
* * * * *
SEACOR and its subsidiaries are in the business of owning, operating, investing in and marketing equipment, primarily in the offshore oil and gas, shipping and logistics industries. SEACOR offers customers a diversified suite of services and equipment, including offshore marine, inland river storage and handling, distribution of petroleum, chemical and agricultural commodities, and shipping. SEACOR is dedicated to building innovative, modern, “next generation,” efficient marine equipment while providing highly responsive service with the highest safety standards, and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the past provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services and Shipping Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in agriculture commodity trading and logistics activities, adequacy of insurance coverage, the existence of a material weakness in the Company's internal controls over financial reporting and the Company's ability to remediate such material weakness, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company's control as well as those discussed in Item 1A (Risk Factors) of the Company's Annual report on Form 10-K. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any).

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Operating Revenues	$327,861	$362,368	$1,247,272	$1,308,297
Costs and Expenses:
Operating	228,305	270,500	908,871	977,469
Administrative and general	39,522	55,942	141,348	166,743
Depreciation and amortization	33,684	34,398	134,518	131,667
	301,511	360,840	1,184,737	1,275,879
Gains on Asset Dispositions and Impairments, Net	3,957	7,804	37,507	23,987
Operating Income	30,307	9,332	100,042	56,405
Other Income (Expense):
Interest income	4,802	3,435	15,467	17,360
Interest expense	(11,310)	(7,816)	(42,592)	(37,891)
Debt extinguishment losses, net	—	—	—	(160)
Marketable security gains (losses), net	(3,600)	(333)	5,803	12,891
Derivative losses, net	(5,088)	(378)	(8,323)	(2,812)
Foreign currency gains (losses), net	(654)	(34)	(3,351)	1,631
Other, net	(89)	(309)	586	7,148
	(15,939)	(5,435)	(32,410)	(1,833)
Income from Continuing Operations Before Income Tax Expense and Equity in Earnings (Losses) of 50% or Less Owned Companies	14,368	3,897	67,632	54,572
Income Tax Expense	5,441	3,769	26,747	24,181
Income from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	8,927	128	40,885	30,391
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	193	(12,423)	7,264	(5,764)
Income (Loss) from Continuing Operations	9,120	(12,295)	48,149	24,627
Income (Loss) from Discontinued Operations, Net of Tax	—	9,578	(10,325)	35,832
Net Income (Loss)	9,120	(2,717)	37,824	60,459
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	724	(93)	854	(756)
Net Income (Loss) attributable to SEACOR Holdings Inc.	$8,396	$(2,624)	$36,970	$61,215

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$8,396	$(12,242)	$47,195	$25,343
Discontinued operations	—	9,618	(10,225)	35,872
	$8,396	$(2,624)	$36,970	$61,215
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.42	$(0.61)	$2.37	$1.24
Discontinued operations	—	0.48	(0.51)	1.76
	$0.42	$(0.13)	$1.86	$3.00
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.41	$(0.61)	$2.32	$1.22
Discontinued operations	—	0.48	(0.50)	1.73
	$0.41	$(0.13)	$1.82	$2.95
Weighted Average Common Shares Outstanding:
Basic	20,042,846	20,172,582	19,893,954	20,426,770
Diluted	20,530,165	20,172,582	20,293,287	20,775,896

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data, unaudited)

	Three Months Ended
	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Operating Revenues	$327,861	$336,784	$315,563	$267,064	$362,368
Costs and Expenses:
Operating	228,305	239,540	240,113	200,913	270,500
Administrative and general	39,522	31,463	34,718	35,645	55,942
Depreciation and amortization	33,684	33,503	33,783	33,548	34,398
	301,511	304,506	308,614	270,106	360,840
Gains on Asset Dispositions and Impairments, Net	3,957	19,230	12,305	2,015	7,804
Operating Income (Loss)	30,307	51,508	19,254	(1,027)	9,332
Other Income (Expense):
Interest income	4,802	4,280	3,218	3,167	3,435
Interest expense	(11,310)	(10,520)	(7,922)	(12,840)	(7,816)
Marketable security gains (losses), net	(3,600)	(1,149)	6,557	3,995	(333)
Derivative losses, net	(5,088)	(303)	(825)	(2,107)	(378)
Foreign currency gains (losses), net	(654)	2,230	(916)	(4,011)	(34)
Other, net	(89)	477	195	3	(309)
	(15,939)	(4,985)	307	(11,793)	(5,435)
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity In Earnings (Losses) of 50% or Less Owned Companies	14,368	46,523	19,561	(12,820)	3,897
Income Tax Expense (Benefit)	5,441	15,984	7,975	(2,653)	3,769
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	8,927	30,539	11,586	(10,167)	128
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	193	230	7,710	(869)	(12,423)
Income (Loss) from Continuing Operations	9,120	30,769	19,296	(11,036)	(12,295)
Income (Loss) from Discontinued Operations, Net of Tax	—	—	—	(10,325)	9,578
Net Income (Loss)	9,120	30,769	19,296	(21,361)	(2,717)
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	724	478	25	(373)	(93)
Net Income (Loss) attributable to SEACOR Holdings Inc.	$8,396	$30,291	$19,271	$(20,988)	$(2,624)

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$8,396	$30,291	$19,271	$(10,763)	$(12,242)
Discontinued operations	—	—	—	(10,225)	9,618
	$8,396	$30,291	$19,271	$(20,988)	$(2,624)
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.42	$1.52	$0.97	$(0.55)	$(0.61)
Discontinued operations	—	—	—	(0.51)	0.48
	$0.42	$1.52	$0.97	$(1.06)	$(0.13)
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.41	$1.36	$0.91	$(0.55)	$(0.61)
Discontinued operations	—	—	—	(0.51)	0.48
	$0.41	$1.36	$0.91	$(1.06)	$(0.13)
Weighted Average Common Shares of Outstanding:
Basic	20,043	19,965	19,825	19,739	20,173
Diluted	20,530	24,602	24,392	19,739	20,173
Common Shares Outstanding at Period End	20,382	20,332	20,184	20,106	19,888
Special Cash Dividend Declared and Paid Per Common Share of SEACOR Holdings Inc.	$—	$—	$—	$—	$5.00

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Offshore Marine Services
Operating Revenues	$148,371	$156,198	$138,678	$124,016	$141,133
Costs and Expenses:
Operating	99,320	95,113	97,581	90,031	91,414
Administrative and general	17,085	14,132	14,235	14,827	19,456
Depreciation and amortization	16,207	16,470	16,460	16,287	16,750
	132,612	125,715	128,276	121,145	127,620
Gains on Asset Dispositions	3,087	15,343	7,895	2,339	5,822
Operating Income	18,846	45,826	18,297	5,210	19,335
Other Income (Expense):
Derivative gains (losses), net	(274)	32	175	150	(243)
Foreign currency gains (losses), net	(49)	1,937	(833)	(3,264)	(409)
Other, net	(8)	—	11	—	(9)
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	2,988	1,527	7,694	1,313	1,146
Segment Profit	$21,503	$49,322	$25,344	$3,409	$19,820

OIBDA(1)	$35,053	$62,296	$34,757	$21,497	$36,085
Drydocking expenditures (included in operating costs and expenses)	$11,899	$9,017	$14,804	$11,225	$7,261
Out-of-service days for drydockings	668	635	994	645	323

Inland River Services
Operating Revenues	$65,437	$52,742	$47,357	$50,077	$66,476
Costs and Expenses:
Operating	42,472	38,473	35,193	36,389	47,630
Administrative and general	4,034	3,431	3,921	4,024	4,689
Depreciation and amortization	7,430	6,869	7,078	7,084	6,684
	53,936	48,773	46,192	47,497	59,003
Gains on Asset Dispositions	779	783	4,296	697	1,378
Operating Income	12,280	4,752	5,461	3,277	8,851
Other Income (Expense):
Foreign currency gains (losses), net	(160)	(89)	219	(137)	144
Other, net	—	—	—	—	(1)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(5,320)	80	1	(2,387)	(1,772)
Segment Profit	$6,800	$4,743	$5,681	$753	$7,222

OIBDA(1)	$19,710	$11,621	$12,539	$10,361	$15,535

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Shipping Services
Operating Revenues	$51,405	$48,200	$48,103	$46,476	$46,322
Costs and Expenses:
Operating	32,900	28,215	29,554	26,614	28,250
Administrative and general	5,639	5,133	6,124	5,177	5,614
Depreciation and amortization	7,754	7,841	7,907	7,797	7,880
	46,293	41,189	43,585	39,588	41,744
Gains (Losses) on Asset Dispositions and Impairments, Net	91	3,104	114	(3,069)	1,123
Operating Income	5,203	10,115	4,632	3,819	5,701
Other Income (Expense):
Foreign currency gains (losses), net	(5)	6	(8)	(7)	(11)
Other, net	18	540	188	14	20
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	376	(1,413)	(403)	(1,505)	(2,606)
Segment Profit	$5,592	$9,248	$4,409	$2,321	$3,104

OIBDA(1)	$12,957	$17,956	$12,539	$11,616	$13,581
Drydocking expenditures for U.S.-flag product tankers (included in operating costs and expenses)	$5,504	$664	$2,884	$74	$2,137
Out-of-service days for drydockings of U.S.-flag product tankers	26	5	34	1	27

Illinois Corn Processing
Operating Revenues	$46,875	$52,580	$61,378	$32,849	$42,280
Costs and Expenses:
Operating	38,812	52,390	59,402	34,045	43,364
Administrative and general	465	428	477	661	516
Depreciation and amortization	1,330	1,489	1,489	1,489	1,549
	40,607	54,307	61,368	36,195	45,429
Operating Income (Loss)	6,268	(1,727)	10	(3,346)	(3,149)
Other Income (Expense):
Derivative gains (losses), net	(3,719)	1,129	473	39	900
Segment Profit (Loss)	$2,549	$(598)	$483	$(3,307)	$(2,249)

OIBDA(1)	$7,598	$(238)	$1,499	$(1,857)	$(1,600)

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Other
Operating Revenues	$16,675	$27,881	$20,652	$14,324	$68,394
Costs and Expenses:
Operating	15,665	26,141	18,960	14,488	62,027
Administrative and general	1,888	1,429	1,323	1,656	7,492
Depreciation and amortization	91	92	96	99	721
	17,644	27,662	20,379	16,243	70,240
Gains (Losses) on Asset Dispositions and Impairments, Net	—	—	—	1,907	(363)
Operating Income (Loss)	(969)	219	273	(12)	(2,209)
Other Income (Expense):
Derivative gains (losses), net	198	(380)	(450)	842	649
Foreign currency gains (losses), net	(21)	15	(169)	(167)	12
Other, net	(39)	(3)	—	54	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	2,149	36	418	1,710	(9,191)
Segment Profit (Loss)	$1,318	$(113)	$72	$2,427	$(10,739)

OIBDA(1)	$(878)	$311	$369	$87	$(1,488)

Corporate and Eliminations
Operating Revenues	$(902)	$(817)	$(605)	$(678)	$(2,237)
Costs and Expenses:
Operating	(864)	(792)	(577)	(654)	(2,185)
Administrative and general	10,411	6,910	8,638	9,300	18,175
Depreciation and amortization	872	742	753	792	814
	10,419	6,860	8,814	9,438	16,804
Gains (Losses) on Asset Dispositions	—	—	—	141	(156)
Operating Loss	$(11,321)	$(7,677)	$(9,419)	$(9,975)	$(19,197)
Other Income (Expense):
Derivative losses, net	$(1,293)	$(1,084)	$(1,023)	$(3,138)	$(1,684)
Foreign currency gains (losses), net	(419)	361	(125)	(436)	230
Other, net	(60)	(60)	(4)	(65)	(319)
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission.  The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company's measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company's executive officers and other shore-based employees; (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions; and (iv) to assess the Company's ability to service existing fixed charges and incur additional indebtedness.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$527,435	$332,767	$394,783	$312,977	$248,204
Restricted cash	12,175	20,893	16,776	27,129	28,285
Marketable securities	24,292	25,660	27,264	22,568	21,668
Receivables:
Trade, net of allowance for doubtful accounts	215,768	211,853	188,128	172,889	224,944
Other	48,181	39,774	37,204	41,139	45,334
Inventories	27,615	25,442	22,955	31,966	25,787
Deferred income taxes	116	3,530	3,530	3,530	3,530
Prepaid expenses and other	6,701	10,746	11,715	8,834	12,719
Discontinued operations	—	—	—	384	108,153
Total current assets	862,283	670,665	702,355	621,416	718,624
Property and Equipment:
Historical cost	2,199,183	2,208,315	2,212,929	2,186,892	2,238,383
Accumulated depreciation	(866,330)	(835,604)	(806,672)	(785,765)	(763,803)
	1,332,853	1,372,711	1,406,257	1,401,127	1,474,580
Construction in progress	143,482	129,481	133,985	113,381	110,296
Net property and equipment	1,476,335	1,502,192	1,540,242	1,514,508	1,584,876
Investments, at Equity, and Advances to 50% or Less Owned Companies	440,853	365,891	293,793	299,778	272,535
Construction Reserve Funds & Title XI Reserve Funds	261,739	229,021	150,375	194,477	195,629
Goodwill	17,985	17,978	17,978	17,978	17,978
Intangible Assets, Net	12,423	13,583	14,594	15,754	15,305
Other Assets	44,615	52,394	48,996	51,576	55,123
Discontinued Operations	—	—	—	—	840,724
	$3,116,233	$2,851,724	$2,768,333	$2,715,487	$3,700,794

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$45,323	$26,973	$25,109	$15,435	$21,920
Accounts payable and accrued expenses	85,477	73,063	73,185	69,008	107,892
Other current liabilities	123,619	124,788	122,434	122,125	95,993
Discontinued operations	—	—	—	300	39,836
Total current liabilities	254,419	224,824	220,728	206,868	265,641
Long-Term Debt	834,118	675,206	674,444	655,384	655,309
Deferred Income Taxes	457,827	437,436	421,623	422,719	426,027
Deferred Gains and Other Liabilities	144,441	133,525	115,102	116,608	120,401
Discontinued Operations	—	—	—	2,599	490,741
Total liabilities	1,690,805	1,470,991	1,431,897	1,404,178	1,958,119
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	372	372	370	369	367
Additional paid-in capital	1,394,621	1,358,273	1,347,909	1,340,875	1,330,324
Retained earnings	1,095,270	1,086,874	1,056,583	1,037,312	1,473,509
Shares held in treasury, at cost	(1,088,219)	(1,088,219)	(1,089,061)	(1,089,064)	(1,088,560)
Accumulated other comprehensive loss, net of tax	(1,192)	(1,809)	(4,243)	(4,321)	(1,986)
	1,400,852	1,355,491	1,311,558	1,285,171	1,713,654
Noncontrolling interests in subsidiaries	24,576	25,242	24,878	26,138	29,021
Total equity	1,425,428	1,380,733	1,336,436	1,311,309	1,742,675
	$3,116,233	$2,851,724	$2,768,333	$2,715,487	$3,700,794

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Offshore Marine Services
Anchor handling towing supply	18	18	18	19	19
Crew	42	43	45	47	47
Mini-supply	8	8	8	9	9
Standby safety	25	25	25	25	25
Supply	27	26	26	26	26
Towing supply	3	3	3	3	3
Specialty	12	12	12	11	10
Liftboats	15	15	17	20	20
Wind farm utility	34	33	32	31	30
	184	183	186	191	189

Inland River Services
Inland river dry-cargo barges	1,405	1,409	1,413	1,434	1,444
Inland river liquid tank barges	74	75	75	80	81
Inland river deck barges	20	20	20	20	20
Inland river towboats	32	31	31	31	31
Dry-cargo vessel	1	1	1	1	1
	1,532	1,536	1,540	1,566	1,577

Shipping Services (1)
U.S.-flag:
Product tankers	7	7	7	7	7
RORO/deck barges	7	7	7	7	7
Dry bulk articulated tug-barge	1	1	1	1	1
Harbor tugs	24	24	24	22	22
Ocean liquid tank barges	5	5	5	5	5
Foreign-flag:
Harbor tugs	4	4	4	4	4
Very large gas carriers	3	3	—	—	—
Short Sea Container/RORO	8	7	8	7	7
	59	58	56	53	53
______________________

(1)	For each of the periods presented, the Company provided technical management services for two additional vessels.

SEACOR HOLDINGS INC. EXPECTED FLEET DELIVERIES (unaudited)

	2014				2015				2016				2017
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Total
Offshore Marine Services
Crew	2	2	1	—	1	1	2	1	1	—	—	—	—	—	11
Supply(1)	—	1	1	—	—	1	—	—	—	—	—	—	—	—	3
Wind farm utility	1	1	—	—	—	—	—	—	—	—	—	—	—	—	2

Inland River Services
Inland river dry-cargo barges	—	66	14	—	—	—	—	—	—	—	—	—	—	—	80
Inland river liquid tank barges	4	1	—	1	—	—	—	—	—	—	—	—	—	—	6
Inland river towboats	1	1	1	1	1	—	—	—	—	—	—	—	—	—	5

Shipping Services
U.S.-flag product tankers	—	—	—	—	—	—	—	—	1	—	—	1	1	—	3
U.S.-flag articulated tug-barge	—	—	—	—	—	—	—	—	—	1	—	—	—	—	1
______________________

(1)	To be sold to SEACOR OSV Partners I LP, a 50% or less owned company, upon delivery.

SEACOR HOLDINGS INC. OFFSHORE MARINE SERVICES TIME CHARTER OPERATING DATA (unaudited)

	Three Months Ended
	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Rates Per Day Worked:
Anchor handling towing supply	$26,773	$29,008	$23,635	$26,683	$25,059
Crew	8,627	8,553	7,719	7,664	7,231
Mini-supply	7,805	8,048	7,721	7,666	7,664
Standby safety	10,584	9,922	9,621	9,642	10,001
Supply	16,906	17,541	16,864	14,915	16,599
Towing supply	8,744	10,970	9,156	9,349	9,573
Specialty	31,856	37,121	24,822	12,950	20,635
Liftboats	26,072	25,001	22,062	18,573	20,673
Overall Average Rates Per Day Worked (excluding wind farm utility)	15,355	15,677	13,588	12,878	13,306
Wind farm utility	2,427	2,315	2,302	2,142	2,653
Overall Average Rates Per Day Worked	12,279	12,454	11,010	10,657	11,160

Utilization:
Anchor handling towing supply	74%	75%	74%	74%	63%
Crew	84%	88%	90%	91%	91%
Mini-supply	94%	96%	97%	74%	85%
Standby safety	88%	88%	86%	88%	87%
Supply	82%	75%	83%	72%	87%
Towing supply	84%	83%	79%	100%	94%
Specialty	81%	58%	54%	25%	57%
Liftboats	73%	82%	69%	64%	80%
Overall Fleet Utilization (excluding wind farm utility)	82%	83%	82%	79%	83%
Wind farm utility	90%	95%	93%	82%	88%
Overall Fleet Utilization	84%	86%	84%	79%	84%

Available Days:
Anchor handling towing supply	1,564	1,564	1,547	1,530	1,632
Crew	2,740	2,844	3,057	3,060	3,220
Mini-supply	552	552	565	630	644
Standby safety	2,208	2,208	2,184	2,160	2,208
Supply	1,564	1,564	1,538	1,581	1,656
Towing supply	184	184	182	180	184
Specialty	276	327	364	360	329
Liftboats	1,380	1,543	1,614	1,620	1,656
Overall Fleet Available Days (excluding wind farm utility)	10,468	10,786	11,051	11,121	11,529
Wind farm utility	2,959	2,978	2,889	2,790	2,760
Overall Fleet Available Days	13,427	13,764	13,940	13,911	14,289